REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement (this "Agreement"), dated November 7, 2006, is entered into by and between EPOCH HOLDING CORPORATION, a Delaware corporation (the "Company") and GENERAL AMERICAN INVESTORS COMPANY, INC., a Delaware corporation (the "Purchaser"), as a material inducement for the Purchaser to purchase 10,000 of shares of convertible preferred stock, stated value $1,000.00 per share (the "Series A Preferred Stock") in accordance with the terms of that certain Securities Purchase Agreement, dated on or about the date hereof (the "Purchase Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

      NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

      1. Definitions. In addition to those terms defined elsewhere in this Agreement, the following terms shall have the following meanings wherever used in this Agreement:

            "Act" shall mean the Securities Act of 1933, as amended, and any successor statute from time to time.

            "Effective Date" shall mean, with respect to a particular Registration Statement, the date on which the SEC declares such Registration Statement effective.

            "Excluded Registration Statement" shall mean a registration statement relating solely to the registration of the sale of securities (i) other than for cash, (ii) to participants in a Company stock plan or employee benefit plan, agreement or arrangement, and (iii) in a transaction covered by Rule 145 under the Act or the resale of securities issued in such a transaction.

            "Registrable Securities" shall mean all shares of Common Stock underlying the Series A Preferred Stock held from time to time by the Purchaser and any other securities distributed to or received by the Purchaser, whether by dividend, upon conversion or otherwise, in respect of the Series A Preferred Stock or in respect of any Registrable Securities; provided, however, that such Registrable Securities shall cease to be Registrable Securities at such time as all such Registrable Securities (i) are sold pursuant to any registration statement filed by the Company with the SEC or, pursuant to Rule 144 promulgated under the Act or are publicly sold pursuant to any other exemption from registration under the Act or (ii) may be sold, without any volume limitation or the requirement for the seller to file any notice or other instrument with the SEC, in open market transactions pursuant to any applicable exemption from the registration requirements of the Act, including, without limitation, Rule 144(k) promulgated thereunder (or any successor thereto).

            "Registration" shall mean any registration or proposed registration of Registrable Securities under Section 5 of the Act pursuant to a Registration Statement in respect to the sale of any Registrable Securities.

            "Registration Period" shall mean with respect to a particular Registration Statement the period (i) beginning upon the declaration of effectiveness of such Registration Statement provided for in Section 2 hereof and (ii) ending on the date that all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities.

            "Registration Statement" shall mean any registration statement filed or to be filed by the Company with the SEC under the Act.

            "SEC" shall mean the United States Securities and Exchange Commission, or any successor agency or agencies performing the functions thereof.

      2. Registration.

            (a) Mandatory Registration. The Company shall prepare, and, within sixty (60) calendar days after the Closing Date (the "Filing Date"), file with the SEC a Registration Statement on Form S-3 covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Preferred Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than an amount equal to the number of shares of Common Stock that on the Filing Date are issuable upon conversion of the Preferred Stock (based on the Conversion Price in effect on the Filing Date), without regard to any limitation on the Purchaser's ability to convert the Preferred Stock. The Company acknowledges that the number of shares initially included in the Registration Statement will represent a good faith estimate of the maximum number of shares issuable upon conversion of the Preferred Stock;

            (b) Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the resale by the Purchaser. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible, and thereafter to maintain its eligibility, for the use of Form S-3;

            (c) Opinion of Counsel. Within three (3) business days of the Effective Date, the Company shall cause its counsel to issue an opinion, subject to such counsel's reliance on reasonable assumptions and certificates of the appropriate parties hereto, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn;



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


            (d) Compliance with Prospectus Delivery Requirements. The Purchaser agrees that any sale by the Purchaser of Registrable Securities pursuant to a particular Registration Statement shall be sold in a manner described in the plan of distribution set forth in the related prospectus and, if the prospectus delivery requirements cannot be satisfied by compliance with Rule 153 or 172 under the Act, (i) if such sale is made through a broker, the Purchaser shall instruct its broker to deliver the prospectus to the buyer or buyers (or the broker or brokers therefor) in connection with such sale, shall supply copies of the prospectus to its broker or brokers and shall instruct its broker or brokers to deliver such prospectus to the buyer in such sale or such buyer's broker,
(ii) if such sale is made in a transaction directly with a buyer and not through the facilities of any securities exchange or market, the Purchaser shall deliver, or cause to be delivered, the prospectus to such buyer, and (iii) if such sale is made by any means other than those described in the immediately preceding clauses (i) and (ii), the Purchaser shall otherwise comply with the prospectus delivery requirements of the Act applicable to such sale;

            (e) Allowed Suspension. If, after the Registration Statement is declared effective, (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not required to disclose for reasons other than disclosure required in connection with the Registration Statement and the related prospectus, or
(ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose for purposes of the Registration Statement, then the Company may suspend effectiveness of such Registration Statement for a period not to exceed ten (10) consecutive Trading Days, provided that the Company may not suspend effectiveness of the Registration Statement under this Section 2(e) for more than twenty (20) days in the aggregate during any twelve (12) month period;

            (f) If at any time or from time to time after the Closing Date the Purchaser shall hold, or be the beneficial owner of, any Registrable Securities, other than the Registrable Securities included in the Registration Statement that the Company is required to file under Section 2(a), which Registrable Securities are not covered by a Registration Statement, then promptly following the written demand of the Purchaser following the issuance of such additional Registrable Securities or the issuance of any securities convertible into, exchangeable for, or otherwise entitling the Purchaser to acquire, such additional Registrable Securities, and in any event within thirty (30) calendar days following such demand, the Company or the issuer of such additional Registrable Securities shall prepare and file with the SEC a new Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company or such issuer, as the case may be, on such form of registration statement as is then available to effect a registration for resale of such additional Registrable Securities) covering the resale by the Purchaser of such additional Registrable Securities. Such Registration Statement also shall cover, to the extent permitted by the Act and the rules promulgated thereunder (including Rule
416), such indeterminate number of additional securities resulting from stock splits, stock dividends or similar transactions with respect to such additional Registrable Securities. Nothing herein shall limit the Company's obligations or the Purchaser's rights under the Certificate of Designations; and



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


            (g) The Company shall use its best efforts to cause each Registration Statement to become effective as promptly as possible after the filing thereof with the SEC and to keep such Registration Statement effective at all times during the Registration Period. The Company shall submit to the SEC, within three (3) business days after the Company learns that no review of such Registration Statement will be made by the Staff of the SEC or that the Staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request. The Company represents and warrants to the Purchaser that (i) each Registration Statement (including any amendment or supplement thereto and prospectus relating thereto), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is required hereby to be available for use in connection with the offer and sale of the Registrable Securities covered thereby) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) each prospectus, at the time the related Registration Statement is declared effective by the SEC and at all times that such prospectus is required by this Agreement to be available for use by the Purchaser and, in accordance with Section 2(g), the Purchaser is entitled to sell Registrable Securities pursuant to such prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      3. Registration Procedures. In the case of each Registration effected by the Company in which Registrable Securities are to be sold, the Company shall:

            (a) furnish to Law Offices of Brian W Pusch (counsel to the Purchaser) copies of all Registration Statements or prospectuses or any amendments or supplements thereto proposed to be filed with the SEC, which documents will be subject to review by such counsel before filing solely with regard to any information contained therein which pertains either to the transactions contemplated by the Transaction Documents or the Purchaser;

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such prospectus available for use by the Purchaser for the offer and sale of the Registrable Securities covered thereby during the applicable Registration Period and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period;

            (c) furnish to the Purchaser electronic copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the Purchaser may reasonably require in order to facilitate the disposition of the Registrable Securities held by the Purchaser;

            (d) notify the Purchaser and its legal counsel within three (3) business days after the same is filed with the SEC, or received by the Company, of the filing or receipt of each letter written by or on behalf of the Company to the SEC or the Staff of the SEC, and each item of correspondence from the SEC or the Staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment);


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


            (e) register or qualify such Registrable Securities under such other securities or blue sky laws of such states as may be reasonably required and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition of the Registrable Securities in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

            (f) notify the Purchaser, at any time when a prospectus relating to a Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus relating to a Registration Statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as promptly as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchaser(s) of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (g) effective not later than the effectiveness of a particular Registration Statement, cause all Registrable Securities covered by such Registration Statement to be listed for trading on the Trading Market on which the Common Stock (or securities of such other class or series of Registrable Securities, if any) is then listed, if any;

            (h) as promptly as practicable after becoming aware of such event, notify the Purchaser of the issuance by the SEC of any stop order or other suspension of effectiveness of any Registration Statement and shall use its best efforts to cause such Registration Statement to once again become effective at the earliest possible time;

            (i) cooperate with the Purchaser who holds Registrable Securities being offered pursuant to a particular Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts as the Purchaser may reasonably request and registered in such names as the Purchaser may request; and

            (j) advise the Purchaser in writing as promptly as practical on the date that a particular Registration Statement is declared effective by the SEC
(i) that the form of prospectus contained in the Registration Statement at the time of effectiveness meets the requirements of Section 10(a) of the Act or (ii) that it intends to file a prospectus pursuant to Rule 424(b) that meets the requirements of Section 10(a) of the Act.



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


      4. Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser and each of its respective directors, legal counsel and accountants, and any underwriter (as defined in the Act) for any expenses, claims, losses, costs, charges or liabilities of any kind, including amounts paid in settlement and reasonable and documented attorneys' fees (collectively, the "Losses") to which the Purchaser or any other such indemnified person becomes subject, under the Act or any rule or regulation thereunder, insofar as such Losses (a) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the Effective Date of the Registration Statement), or contained, on the Effective Date thereof, in any Registration Statement of which Registrable Securities were the subject, the prospectus contained therein, any amendment or supplement thereto, or (b) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) arise out of any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to actions or omissions otherwise required of the Company in connection with such Registration Statement. The Company shall reimburse the Purchaser and any such other indemnified person for any legal or other expenses reasonably incurred by the Purchaser or such other indemnified person in connection with investigating, defending or settling any such Loss; provided, however, that the Company shall not be liable to any such Persons in any such case to the extent that any such Loss arises out of or is based upon (a) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such person expressly for inclusion in any of the foregoing documents or (b) the use by the Purchaser of an outdated or defective prospectus after the delivery to the Purchaser of written notice from the Company that the prospectus is outdated or defective. This indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company.

      5. Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, legal counsel and accountants for the Company, each person (if any) who controls the Company within the meaning of the Act and any underwriter (as defined in the Act) for the Company, against any Losses to which the Company or any other such indemnified person may become subject under the Act or any rule or regulation thereunder or otherwise to the extent that such Losses (or related actions) (a) are caused solely by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the Effective Date thereof, in any Registration Statement of which the Purchaser's Registrable Securities were the subject, the prospectus contained therein, any amendment or supplement thereto, or (b) arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by the respective Purchaser, in writing, expressly for inclusion in any of the foregoing documents; provided, however, that the aggregate liability of the Purchaser shall not be greater than the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall not apply to amounts paid in settlement of any such Loss or related Action if such settlement is effected without the consent of the Purchaser.



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


      6. Additional Provisions.

            (a) The Purchaser and each other person indemnified pursuant to
Section 4 above shall, in the event that it receives notice of the commencement of any Action against it which is based upon an alleged act or omission which, if proven, would result in the Company's having to indemnify it pursuant to
Section 4 above, promptly notify the Company, in writing, of the commencement of such Action and permit the Company, if the Company so notifies the Purchaser or other indemnified person within thirty (30) days after receipt by the Company of notice of the commencement of the Action, to assume the defense of such Action with counsel reasonably satisfactory to the Purchaser; provided, however, that the Purchaser or other indemnified person shall be entitled to retain its own counsel at its own expense. The omission to notify the Company promptly of the commencement of any such Action shall not relieve the Company of any liability to indemnify the Purchaser or such other indemnified person, as the case may be, under Section 4 above, from and after the Company's receipt of such notice, except to the extent that the Company shall suffer any Losses by reason of such failure to give notice, and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

            (b) The Company and each other person indemnified pursuant to
Section 5 above shall, in the event that it receives notice of the commencement of any Action against it which is based upon an alleged act or omission which, if proven, would result in the Purchaser having to indemnify it pursuant to
Section 5 above, promptly notify the Purchaser or other indemnified person, in writing, of the commencement of such Action and permit the Purchaser, if the Purchaser so notifies the Company within thirty (30) days after receipt by the Purchaser of notice of the commencement of the Action, to assume the defense of such Action with counsel reasonably satisfactory to the Company; provided, however, that the Company or other indemnified person shall be entitled to retain its own counsel at the Company's expense. The omission to notify the Purchaser promptly of the commencement of any such Action shall not relieve the Purchaser of liability to indemnify the Company or such other indemnified person, as the case may be, under Section 5 above, from and after the Purchaser's receipt of such notice, except to the extent that the Purchaser shall suffer any Losses by reason of such failure to give notice, and shall not relieve the Purchaser of any other liabilities which it may have under this or any other agreement.

            (c) No indemnifying party, in the defense of any such Action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such Action. Each indemnified party shall furnish such information regarding itself or the Action in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such Action resulting therefrom.

            (d) If a court of competent jurisdiction determines that the foregoing indemnity provided under Sections 4 and 5 above is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.



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      7. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be given in accordance with
Section 5.2 of the Purchase Agreement.

      8. Waiver and Amendment. No waiver, amendment or modification of this Agreement or of any provision hereof shall be valid unless evidenced by a writing duly executed by the Company and the Purchaser. No waiver of any default hereunder shall be deemed a waiver of any other, prior or subsequent default hereunder.

      9. Governing Law. This Agreement shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, without giving effect to principles of choice of law. Any Action arising out of or relating to this Agreement shall be commenced in a federal or state court having competent jurisdiction in the State of New York, and for the purpose of any such Action, each of the parties and any assignees thereof submits to the personal jurisdiction of the State of New York. The parties hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal court for New York County in the State of New York or the Southern District of New York. The parties hereby waive any objection to venue and any objection based on a more convenient form in any Action instituted under this Agreement.

      10. Captions. The captions and Section headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

      11. Entire Agreement. This Agreement, together with the Purchase Agreement and the Certificate of Designations, constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

      12. No Third Party Beneficiaries. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the Company, the Purchaser and their respective permitted successors, assigns and transferees any rights or remedies hereunder.

      13. Successors and Assigns. The Company may not sell, assign, transfer or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a corporation which has succeeded to substantially all of the business and assets of the Company and has assumed in writing its obligations under this Agreement, and this Agreement shall be binding on the Company and such successor. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Purchaser and its successors and assigns. Without limiting the generality of the foregoing, any transferee of Registrable Securities or who becomes a beneficial owner of Registrable Securities shall have the rights set forth in this Agreement with respect to such Registrable Securities, and such rights shall be enforceable against the Company by such transferee, as if it were the Purchaser, from and after the date the Purchaser or such transferee notifies the Company of such transfer. In connection with any such transfer by the Purchaser, the Company shall confirm to such assignee or transferee by written instrument, in such form as reasonably requested by the Purchaser, that the Company accepts such assignment and transfer and will perform its obligations under this Agreement for the benefit of such transferee.



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      14. Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      15. Term. This Agreement shall terminate upon the expiration of the Registration Period; provided, however, that the parties' rights and obligations under Sections 4 and 5 shall survive any termination of this Agreement.



                            (Signature Page Follows)



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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the 7th day of November 2006.



                                    EPOCH HOLDING CORPORATION



                                    By:__/s/ William W. Priest________________

                                    Name:  William W. Priest

                                    Title: Chief Executive Officer



                                    GENERAL AMERICAN INVESTORS COMPANY, INC.



                                    By:__/s/ Spencer Davidson___________________

                                    Name:  Spencer Davidson

                                    Title: President and Chief Executive Officer